Exhibit 10.10

Surrender of Shares and

Amendment No. 2 to the

Securities Subscription Agreement

This Surrender of Shares and Amendment No.2 to the Securities Subscription Agreement, dated May 7, 2021 (this “Agreement”), is made by and between AltC Acquisition Corp., a Delaware corporation (the “Company”), and AltC Sponsor LLC, a Delaware limited liability company (the “Subscriber”).

WHEREAS, the Company and the Subscriber have entered into that certain Securities Subscription Agreement, dated as of March 4, 2021 (the “Subscription Agreement”), pursuant to which the Subscriber subscribed for an aggregate of 43,125,000 shares of Class B common stock, par value $0.0001 per share of the Company (“Class B Shares”), for an aggregate purchase price of $25,000, and up to 5,625,000 of such Class B Shares were subject to complete or partial forfeiture by the Subscriber if the underwriters of the Company’s initial public offering (the “IPO”) did not fully exercise their over-allotment option as described therein;

WHEREAS, the Company and the Subscriber have entered into that certain Surrender of Shares and Amendment No. 1 to the Securities Subscription Agreement, dated March 9, 2021 (“Amendment No. 1”) pursuant to which the Subscriber surrendered for no consideration 14,375,000 Class B Shares, resulting in an aggregate of 28,750,000 Class B shares outstanding, up to 3,750,000 of which were subject to complete or partial forfeiture by the Subscriber if the underwriters of the Company’s IPO did not fully exercise their over-allotment option as described in the Subscription Agreement; and

WHEREAS, the Company and the Subscriber desire to amend the Subscription Agreement to modify the number of Class B Shares subject to forfeiture in connection with the IPO and the Subscriber desires to provide an irrevocable notice of surrender of certain Class B Shares to the Company in connection with the pricing of the IPO.

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	Surrender of Shares.

(a)	Immediately following the pricing of the IPO, the Subscriber hereby irrevocably surrenders to the Company for no consideration a number of Class B Shares so that the number of Class B Shares outstanding following such surrender will equal, in the aggregate, 25% of the total number of all shares of Class A common stock, par value $0.0001 per share, of the Company (the “Class A Shares”) (including any Class A Shares issuable upon exercise of by the underwriters of the over-allotment option but excluding any Class A Shares issued to Subscriber in connection with a private placement at the time of the IPO).

(b)	The Subscriber confirms that the Company has not, as at the date of this letter, issued any share certificates to it.

2.	Amendment to Subscription Agreement. Section 3.1 of the Subscription Agreement is hereby amended and restated in its entirety as follows: “In the event the Over-allotment Option granted to the representative of the underwriters of the IPO is not exercised in full, the Subscriber acknowledges and agrees that it (and, if applicable, any transferee of Shares) shall forfeit any and all rights to such number of Shares (pro rata based upon the percentage of the Over-allotment Option exercised) such that immediately following such forfeiture, the Subscriber (and any such transferees) will own an aggregate number of Shares (not including any Common Stock purchased by Subscriber in any private placement, the IPO or in the aftermarket) equal to 20% of the issued and outstanding Common Stock immediately following the IPO.”

3.	Agreement Remains Effective. Except as modified herein or amended hereby, the terms and conditions contained in the Subscription Agreement shall continue in full force and effect.

4.	Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of New York applicable to contracts wholly performed within the borders of such state, without giving effect to the conflict of law principles thereof.

5.	Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

6.	Counterparts. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

ALTC ACQUISITION CORP.

By:	/s/ Jay Taragin
Name:	Jay Taragin
Title:	Chief Financial Officer

ALTC SPONSOR LLC

By:	/s/ Jay Taragin
Name:	Jay Taragin
Title:	Authorized Person

[Signature Page to Surrender of Shares and

Amendment No. 2 to the Securities Subscription Agreement]